Osteologix Appoints Matthew M. Loar as Chief Financial Officer

SAN FRANCISCO, Calif. - September 5, 2006 - Osteologix, Inc. (OTC Bulletin Board: OLGX) announced today that effective September 1, 2006, Matthew M. Loar has been appointed Chief Financial Officer. Mr. Loar will be based at the Company’s headquarters in San Francisco. Mr. Loar joins the company from Genelabs Technologies, Inc. where he has served as Chief Financial Officer since 2001.

“I am very pleased to welcome Matt to Osteologix,” stated Mr. Charles J. Casamento, CEO and President of Osteologix. “Matt brings us a wealth of experience in financing emerging biotechnology companies, having raised over $50 million in public and private equity financings as a CFO of a public biotechnology company over the last three years. His contacts in the investment community will benefit Osteologix going forward as we seek to establish ourselves as a well-known company developing drugs for osteoporosis while enhancing our efforts to increase shareholder awareness and shareholder value.”

While at Genelabs, Mr. Loar played a key role in several major corporate collaborations with leading pharmaceutical or biotechnology companies, successfully completed public and private equity financings and implemented the provisions of Sarbanes-Oxley Act at a public biotechnology company.

“I am very pleased to be joining Osteologix, which has an innovative product under development that is about to enter Phase II clinical trails for osteoporosis,” said Mr. Loar. “Osteoporosis is a very large and growing market with a need for new and improved products that have better efficacy and fewer adverse side effects than today’s currently approved drugs.”

Mr. Loar is a Certified Public Accountant and has approximately twenty years experience in finance and accounting. For the past five years he has been Chief Financial Officer of Genelabs Technologies, Inc. Before being appointed as CFO, he was Vice President, Finance and also Controller at Genelabs. Earlier in his career, from 1991 through 1995, Mr. Loar was Corporate Accounting Manager for CBR Cement Corporation, a manufacturing company with approximately $500 million in annual sales. From 1986 to 1991 he was audit manager with Coopers & Lybrand, a predecessor firm to PriceWaterhouseCoopers. Mr. Loar graduated from the University of California, Berkeley and is a member of the American Institute of CPAs. He is a member of Financial Executives International and for two years served as treasurer of their Silicon Valley Chapter.

About Osteologix

Osteologix develops products for the treatment of important unmet medical needs in bone disease and women’s health. The company’s lead product, NB S101, is entering Phase II Clinical trials, for the treatment of osteoporosis. NB S101 both increases new bone formation and decreases bone resorption. Osteologix is committed to creating value by accelerating the development of promising lead product candidates in bone and cartilage disorders. The company’s offices are located in San Francisco, California and Copenhagen, Denmark. Additional information on Osteologix can be obtained on the Company’s website, www.osteologix.com.

Forward Looking Statements

Certain of the statements set forth in this press release constitute "Forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. All such forward looking statements involve risks and uncertainties, including, but not limited to: statements regarding Osteologix's research and development programs; proposed marketing and sales; patents and regulatory approvals; the effect of competition and proprietary rights of third parties; the need for and availability of additional financing and access to capital; the seeking of joint development, licensing or distribution and collaboration and marketing arrangements with pharmaceutical companies; and the period of time for which the proceeds of the offering described above will enable Osteologix to fund its operations. There can be no assurance that such forward-looking statements will prove to be accurate and Osteologix undertakes no obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.